UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No.1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incorporation by Reference to Current Report on Form 8-K dated November 28, 2018 and filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2018 (the “11-28-18 Form 8-K”) and to the Current Report on Form 8-K dated and filed with the SEC on January 2, 2019 (the “1-2-19 Form 8-K”)

On November 28, 2018, the board of directors of Alimera Sciences, Inc. (the “Company”) approved a succession plan (the “Succession Plan”) that was intended generally to take effect on January 2, 2019 (the “Transition Date”). The Succession Plan took effect on the Transition Date as described in the 1-2-19 Form 8-K, and the Company hereby incorporates by reference into this Item 5.02 the disclosure included under Item 5.02 and Item 7.01 of the 11-28-18 Form 8-K and the disclosure included under Item 5.02 of the 1-2-19 Form 8-K.

Disclosure of Compensation Arrangements Required by Instruction 2 to Item 5.02 of Form 8-K

When the Company announced the Succession Plan on November 29, 2018 and filed the 11-28-18 Form 8-K with the SEC, the Company noted that the Company’s Compensation Committee would determine in early 2019 the compensation to be paid to each of Richard S. Eiswirth, Jr., who was promoted to Chief Executive Officer on January 2, 2019; J. Philip Jones, who was promoted to Chief Financial Officer on January 2, 2019; and Philip Ashman, Ph. D., who was promoted to Chief Operating Officer on January 2, 2019, in accordance with the Compensation Committee’s annual review of executive compensation. The Compensation Committee completed its review on January 23, 2019. Each of the compensation determinations for these executive officers constitutes an arrangement entered into in connection with the executive’s promotion and is described in the following table and footnotes as required by Instruction 2 to Item 5.02 of Form 8-K:

Name and Title of Officer	2018 Salary	2019 Salary(1)	RSUs(2)	Stock Options(3)

Richard S. Eiswirth, Jr. President and Chief Executive Officer	$495,000	$525,000	201,100	500,000
J. Philip Jones Chief Financial Officer	$233,465	$285,000	79,400	250,000
Philip Ashman, Ph. D. Chief Operating Officer and Senior Vice President Commercial Operations Europe	£250,000	£260,000	92,300	200,000

(1)	2019 salaries are effective as of January 1, 2019.

(2)
At management’s request, the Compensation Committee again granted restricted stock units (“RSUs”) in lieu of a cash bonus plan to conserve the Company’s liquidity, continuing the practice it began in January 2017 and followed in January 2018. The RSUs will vest as follows:

Name of Officer	Vesting Date	Number of Shares Vested

Philip Ashman, Ph. D.	2/28/2020	46,150
J. Philip Jones	2/28/2020	39,700
Philip Ashman, Ph. D.	3/2/2020	46,150
J. Philip Jones	3/2/2020	39,700
Richard S. Eiswirth, Jr.	3/5/2020	100,550
Richard S. Eiswirth, Jr.	3/6/2020	100,550

When each RSU vests, some of the shares of the Company’s common stock issued upon that vesting will immediately be sold to satisfy tax obligations triggered by that vesting. Those sales will be executed pursuant to the mandatory terms of the Company’s restricted stock unit award agreement that are intended to permit those sales to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934.

(3)
The exercise price for each option is $0.86, the closing price of the Company’s common stock on the Nasdaq Global Market on January 23, 2019. Each option vests in 1/48th increments monthly over four years. Options are incentive stock options to the maximum extent allowed under the Alimera Sciences, Inc. 2010 Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: January 25, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer